Exhibit 99.2

                                                                                                Explanation

Artificial Person Certification

(Copy)

Registration Number: 1527232000350  (1-1)

Company: Inner Mongolia Zhunger Heat Power Co., Ltd.

Address: Xuejiawan Town, Zhunger County

Artifical Person(president) : Ding Wenxiang

Registered Capital : RMB￥20000000

Registration Type: Limited Liability Company

Operation Range: heat supply, electricity generating,

electric power supply

Operation Period: 28 Sep 2003 to 27 Sep 2033

1.

This document is to certify that this Enterprise meets the qualifications to conduct coal production work according to government issued regulations.

2.

This duplicate certificate is considered the same in authority as the original.

3.

This certificate can only be used by this enterprise.  No other enterprise, or individual can duplicate, use, or revoke this certificate.

4.

The enterprise may not conduct any design above their issued certification.

5.

If the enterprise wishes to change any certifications it must go to the issue department to change it.

6.

The enterprise must renew the certification in the time period of  1 January to 30 April.

7.

If the enterprise wishes to cancel the certificate it must give all documents back to the issuing office.

statement of annual check:

Founding  date:  28 SEP 2003

Registration Authority: Zhunger County Administration of Industry and Commerce(stamp)

Issue Date:28 SEP 2000